UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2016

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Market Street, 29th Floor

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Katherine August-deWilde has been appointed to the Company’s Board of Directors, effective January 28, 2016.  Ms. August-deWilde will serve as a Class III director and will stand for reelection at the 2018 annual meeting of stockholders.  Ms. August-deWilde will also serve as a member of the Company’s Compensation Committee.

Ms. August de-Wilde is currently the Vice Chair of First Republic Bank, a position she has held since the beginning of 2016. Ms. August de-Wilde has served as an executive at First Republic Bank since 1988.  She served as COO from 1996-2014 and President from 2007-2015.  Previously, Ms. August-deWilde was Senior Vice President and Chief Financial Officer at PMI Group.  She holds a BA degree from Goucher College and a MBA from Stanford Graduate School of Business.  Ms. August de-Wilde currently serves on the board of directors of First Republic Bank (NYSE:FRC) and TriNet Group Inc. (NYSE:TNET) as well as privately held Equilar Inc.

In connection with her appointment, Ms. August-deWilde will enter into the Company’s standard form of director indemnification agreement and will receive the Company’s standard compensation for non-employee directors pursuant to the Company’s Non-Employee Director Pay Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Mina Kim
Mina Kim General Counsel

Date:  January 29, 2016